EXHIBIT 4.1


                         VANGUARD HEALTH SYSTEMS, INC.,

                                     Issuer

                                      and

                          the GUARANTORS named herein,

                                   Guarantors

                                      and

                         BANK ONE TRUST COMPANY, N.A.,

                                    Trustee

                              -------------------

                                   Indenture

                           Dated as of July 30, 2001

                              -------------------

                                  $300,000,000

                   9-3/4% Senior Subordinated Notes due 2011


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                             CROSS-REFERENCE TABLE

    TIA Sections                                           Indenture Sections
    ------------                                           ------------------
Section 310(a)(1)                                          7.10
           (b)                                             7.03; 7.08
Section 311(a)                                             7.03
           (b)                                             7.03
Section 312(a)                                             2.04
           (b)                                             12.02
           (c)                                             12.02
Section 313(a)                                             7.06
           (b)(2)                                          7.07
           (c)                                             7.05; 7.06; 12.02
           (d)                                             7.06
Section 316(a)                                             6.06
Section 313(a)                                             7.02
           (b)                                             7.02
           (c)                                             7.02
           (d)                                             7.02


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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions....................................................1
Section 1.02.  Incorporation by Reference of Trust Indenture Act.............23
Section 1.03.  Rules of Construction.........................................23

                                   ARTICLE II

                                   THE NOTES

Section 2.01.  Form and Dating...............................................24
Section 2.02.  Restrictive Legends...........................................25
Section 2.03.  Execution, Authentication and Denominations...................28
Section 2.04.  Registrar and Paying Agent....................................28
Section 2.05.  Paying Agent to Hold Money in Trust...........................29
Section 2.06.  Transfer and Exchange.........................................29
Section 2.07.  Book-Entry Provisions for Global Notes........................30
Section 2.08.  Special Transfer Provisions...................................32
Section 2.09.  Replacement Notes.............................................35
Section 2.10.  Outstanding Notes.............................................35
Section 2.11.  Temporary Notes...............................................36
Section 2.12.  Cancellation..................................................36
Section 2.13.  CUSIP Numbers.................................................36
Section 2.14.  Defaulted Interest............................................36
Section 2.15.  Issuance of Additional Notes..................................37

                                  ARTICLE III

                                   REDEMPTION

Section 3.01.  Right of Redemption...........................................37
Section 3.02.  Notices to Trustee............................................37
Section 3.03.  Selection of Notes to Be Redeemed.............................38
Section 3.04.  Notice of Redemption..........................................38
Section 3.05.  Effect of Notice of Redemption................................39
Section 3.06.  Deposit of Redemption Price...................................39
Section 3.07.  Payment of Notes Called for Redemption........................39
Section 3.08.  Notes Redeemed in Part........................................40
Section 3.09.  Mandatory Redemption..........................................40

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                                   ARTICLE IV

                                   COVENANTS

Section 4.01.  Payment of Notes..............................................40
Section 4.02.  Maintenance of Office or Agency...............................40
Section 4.03.  Limitation on Indebtedness....................................41
Section 4.04.  Limitation on Restricted Payments.............................44
Section 4.05.  Limitation on Dividend and Other Payment Restrictions
               Affecting Restricted Subsidiaries.............................47
Section 4.06.  Limitation on the Issuance and Sale of Capital Stock of
               Restricted Subsidiaries.......................................48
Section 4.07.  Guarantees by Restricted Subsidiaries.........................48
Section 4.08.  Limitation on Transactions with Affiliates....................49
Section 4.09.  Limitation on Liens...........................................50
Section 4.10.  Limitation on Asset Sales.....................................52
Section 4.11.  Designation of Restricted and Unrestricted Subsidiaries.......53
Section 4.12.  Repurchase of Notes upon a Change of Control..................54
Section 4.13.  Existence.....................................................54
Section 4.14.  Payment of Taxes..............................................55
Section 4.15.  Notice of Defaults............................................55
Section 4.16.  Compliance Certificates.......................................55
Section 4.17.  Commission Reports and Reports to Holders.....................55
Section 4.18.  Waiver of Stay, Extension or Usury Laws.......................56

                                   ARTICLE V

                             SUCCESSOR CORPORATION

Section 5.01.  When Company or Guarantors May Merge, Etc.....................56
Section 5.02.  Successor Substituted.........................................57

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

Section 6.01.  Events of Default.............................................58
Section 6.02.  Acceleration..................................................59
Section 6.03.  Other Remedies................................................60
Section 6.04.  Waiver of Past Defaults.......................................60
Section 6.05.  Control by Majority...........................................60
Section 6.06.  Limitation on Suits...........................................60
Section 6.07.  Rights of Holders to Receive Payment..........................61
Section 6.08.  Collection Suit by Trustee....................................61
Section 6.09.  Trustee May File Proofs of Claim..............................61
Section 6.10.  Priorities....................................................62
Section 6.11.  Undertaking for Costs.........................................62

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Section 6.12.  Restoration of Rights and Remedies............................62
Section 6.13.  Rights and Remedies Cumulative................................63
Section 6.14.  Delay or Omission Not Waiver..................................63

                                  ARTICLE VII

                                    TRUSTEE

Section 7.01.  General.......................................................63
Section 7.02.  Certain Rights of Trustee.....................................63
Section 7.03.  Individual Rights of Trustee..................................64
Section 7.04.  Trustee's Disclaimer..........................................64
Section 7.05.  Notice of Default.............................................65
Section 7.06.  Reports by Trustee to Holders.................................65
Section 7.07.  Compensation and Indemnity....................................65
Section 7.08.  Replacement of Trustee........................................66
Section 7.09.  Successor Trustee by Merger, Etc..............................67
Section 7.10.  Eligibility...................................................67
Section 7.11.  Money Held in Trust...........................................67

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

Section 8.01.  Termination of Company's Obligations..........................67
Section 8.02.  Defeasance and Discharge of Indenture.........................68
Section 8.03.  Defeasance of Certain Covenants and Events of Default.........70
Section 8.04.  Application of Trust Money....................................72
Section 8.05.  Repayment to Company..........................................72
Section 8.06.  Reinstatement.................................................72

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders....................................73
Section 9.02.  With Consent of Holders.......................................73
Section 9.03.  Revocation and Effect of Consent..............................75
Section 9.04.  Notation on or Exchange of Notes..............................75
Section 9.05.  Trustee to Sign Amendments, Etc...............................75
Section 9.06.  Conformity with Trust Indenture Act...........................76

                                   ARTICLE X

                               GUARANTEE OF NOTES

Section 10.01. Note Guarantee................................................76
Section 10.02. Obligations Unconditional.....................................78

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Section 10.03. Release of Note Guarantees....................................78

                                   ARTICLE XI

                             SUBORDINATION OF NOTES

Section 11.01. Agreement to Subordinate......................................79
Section 11.02. Liquidation; Dissolution; Bankruptcy..........................79
Section 11.03. Default on Designated Senior Indebtedness.....................80
Section 11.04. Acceleration of Notes.........................................81
Section 11.05. Notice by Company.............................................82
Section 11.06. Subrogation...................................................82
Section 11.07. Relative Rights...............................................82
Section 11.08. Subordination May Not Be Impaired by Company..................83
Section 11.09. Distribution or Notice to Representative......................83
Section 11.10. Rights of Trustee and Paying Agent............................84
Section 11.11. Authorization to Effect Subordination.........................84
Section 11.12. Amendments....................................................84

                                  ARTICLE XII

                        SUBORDINATION OF NOTE GUARANTEES

Section 12.01. Agreement to Subordinate......................................85
Section 12.02. Liquidation; Dissolution; Bankruptcy..........................85
Section 12.03. Default on Designated Senior Indebtedness.....................86
Section 12.04. Acceleration of Notes.........................................87
Section 12.05. Notice by Company or Guarantors...............................87
Section 12.06. Subrogation...................................................88
Section 12.07. Relative Rights...............................................88
Section 12.08. Subordination May Not Be Impaired by any Guarantor............89
Section 12.09. Distribution or Notice to Representative......................89
Section 12.10. Rights of Trustee and Paying Agent............................89
Section 12.11. Authorization to Effect Subordination.........................90
Section 12.12. Amendments....................................................90

                                  ARTICLE XIII

                                 MISCELLANEOUS

Section 13.01. Trust Indenture Act of 1939...................................90
Section 13.02. Notices.......................................................91
Section 13.03. Certificate and Opinion as to Conditions Precedent............92
Section 13.04. Statements Required in Certificate or Opinion.................92
Section 13.05. Rules by Trustee, Paying Agent or Registrar...................92
Section 13.06. Payment Date Other Than a Business Day........................93
Section 13.07. Governing Law.................................................93

                                      iv
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Section 13.08. No Adverse Interpretation of Other Agreements.................93
Section 13.09. No Recourse Against Others....................................93
Section 13.10. Successors....................................................93
Section 13.11. Duplicate Originals...........................................93
Section 13.12. Separability..................................................93
Section 13.13. Table of Contents, Headings, Etc..............................93


EXHIBIT A Form of Note.......................................................A-1
EXHIBIT B Form of Certificate................................................B-1
EXHIBIT C Form of Certificate to Be Delivered in Connection with Transfers
          Pursuant to Non-QIB Accredited Investors...........................C-1
EXHIBIT D Form of Certificate to Be Delivered in Connection with Transfers
          Pursuant to Regulation S...........................................D-1
EXHIBIT E Form of Supplemental Indenture.....................................E-1
EXHIBIT F Form of Senior Subordinated Note Guarantee.........................F-1

                                       v
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     INDENTURE, dated as of July 30, 2001 by and among VANGUARD HEALTH SYSTEMS,
INC., a Delaware corporation (the "Company"), the Guarantors (as defined herein), and BANK ONE TRUST COMPANY, N.A., a national banking corporation, trustee (the "Trustee").

                                    RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to $300,000,000 aggregate principal amount of the Company's 9-3/4% Senior Notes due 2011 (the "Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company and each Guarantor, in accordance with its terms, have been done, and the Company and each Guarantor have done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                     AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided that such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries during such period;


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          (ii) the net income (or loss) of any Person accrued prior to the date as of which it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

          (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (iv) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Company and its Restricted Subsidiaries;

          (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
     Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries;

          (vi) all extraordinary gains and extraordinary losses (each an after-tax basis);

          (vii) the cumulative effect of a change in accounting principles; and

          (viii) income or losses attributable to discontinued operations, including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Capital Stock of a Person shall be deemed to be control. Notwithstanding the foregoing, a Person shall not be deemed an Affiliate of the Company solely by virtue of the beneficial ownership by the MSCP Group of 10% or more of the Capital Stock of such Person.

     "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

     "Agent Members" has the meaning provided in Section 2.07(a).

     "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries


                                       2
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of the property and assets of any Person other than the Company or any of its
Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

     "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of: (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each of clauses (i) through (iii) above, that is not governed by Article V of this Indenture; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables, cash management and portfolio investments and other current assets, (b) sales, transfers or other dispositions of assets constituting a Permitted Investment or a Restricted Payment permitted to be made under Section 4.04, (c) sales, transfers or other dispositions of assets (in any transaction or series of related transactions) with a fair market value not in excess of the greater of
(x) $1.0 million and (y) 1% of Consolidated EBITDA on a pro forma basis for the most recently completed four fiscal quarters, when such sale, transfer or disposition is consummated, (d) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, (e) the substantially contemporaneous sale and leaseback of an asset; provided that the sale and leaseback occurs within 180 days after the date of the acquisition of the asset by the Company or any Restricted Subsidiary, (f) a Hospital Swap, (g) any disposition of receivables and related assets, proceeds, or Capital Stock of a Securitization Subsidiary pursuant to a Permitted Receivables Financing, or (h) any disposition or leases of substantially unimproved real property, pursuant to an overall arrangement deemed by the management of the Company to be fair and reasonable, for the purpose of building on such real property a medical office building or other building to contain a healthcare business, or any parking garage or other structure used in connection with such a building.

     "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bank Agent" means the agent for the lenders under the Credit Agreement or its successors as agent for the lenders under the Credit Agreement.


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     "Benefit Plan" means (a) an employee benefit plan (as defined in Section
3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (b) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code, or (c) an entity whose underlying assets include assets of a plan described in (a) or (b) by reason of a plan's investment in such entities.

     "Board of Directors" means, with respect to any Person, the Board of Directors such Person or any duly authorized committee of such Board of Directors.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or Phoenix, Arizona are authorized by law to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

     "Change of Control" means such time as the following shall occur: (i) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Existing Stockholders, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis; (ii) the direct or indirect sale, transfer, conveyance or other disposition, not including a merger or consolidation, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as those terms are defined in clause (i) above), other than to the Existing Stockholders; (iii) the adoption of a plan relating to the liquidation or dissolution of the Company; or (iv) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors (a) appointed or nominated by one or more Existing Stockholders or (b) whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the


                                       4
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Closing Date or whose election or nomination for election was previously so approved) cease for any reason during such period to constitute a majority of the members of the Board of Directors then in office.

     "Clearstream" means Clearstream Banking, S.A.

     "Closing Date" means the date on which the Notes are originally issued under this Indenture.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Commodity Agreement" means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article V of this Indenture and thereafter means the successor.

     "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause
(ii) above.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (except to the extent that such non-cash items will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income except to the extent such non-cash items will result in cash receipts, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions,


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


discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net cash costs associated with Interest Rate Agreements during such period; the interest of the Company and its Restricted Subsidiaries that was capitalized during such period; and interest in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries but only to the extent such interest is paid by the Company or any Restricted Subsidiary; but excluding any amortization of fees and expenses in connection with the issuance of the Notes, the Credit Agreement or any other Indebtedness Incurred after the Closing Date) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; all net of the cash portion of interest income of the Company and its Restricted Subsidiaries for such period; excluding, however, (i) any interest expense not payable in cash by its terms, other than amortization of original issue discount and (ii) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof).

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation) plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 14 Wall Street, 8th Floor, Window 2, New York, New York 10005;
Attention: Corporate Trust Department.

     "Credit Agreement" means the Credit Agreement among the Company, the lenders, agents and co-agents (and joint lead arrangers and book managers) from time to time party thereto and Bank of America, N.A., as Administrative Agent, dated as of July 30, 2001, together with all agreements, notes, instruments and documents executed or delivered pursuant thereto and in connection therewith, including, without limitation, all mortgages, other security documents and guarantees, in each case as amended (including any amendment and restatement), supplemented, extended, renewed, replaced (by one or more credit facilities, debt instruments and/or related documentation) or otherwise modified from time to time including, without limitation, any agreement increasing the amount of, extending the maturity of or refinancing (in whole or in part) (including, but not limited to, by the inclusion of additional or different lenders thereunder or additional borrowers or guarantors thereof) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements and whether by the same or any other agent, lender or group of lenders.


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


     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

     "Designated Senior Indebtedness" means (i) any Indebtedness under the Credit Agreement (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the Credit Agreement, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (ii) below), and (ii) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness, as "Designated Senior Indebtedness."

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes for consideration other than Capital Stock that is not required to be redeemed, (ii) required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes for consideration other than Capital Stock that is not required to be redeemed or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity or any scheduled amortization prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.12.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "Event of Default" has the meaning provided in Section 6.01.

     "Excess Proceeds" has the meaning provided in Section 4.10.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities

Act) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

     "Existing Stockholders" means (i) each of the officers of the Company on the Closing Date holding the office of Executive Vice President or a higher office or (ii) the MSCP Group.

     "fair market value" means the price that would be paid in an arm's-length transaction between a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy. Any determination of "fair market value" made in good faith by the Board of Directors shall be conclusive if evidenced by a Board Resolution.

     "Foreign Subsidiary" means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis (except as expressly required by GAAP), except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and the Credit Agreement and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Global Notes" has the meaning provided in Section 2.01.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means any Initial Guarantor and any other Restricted Subsidiary which provides a Note Guarantee of the Company's obligations under this Indenture and the Notes pursuant to Section 4.07, subject to Section 10.03, and any successor to such Guarantor.

     "Holder" or "Noteholder" means the registered holder of any Note.

     "Hospital Swap" means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by the Company or a Restricted Subsidiary for one or more hospitals and/or one or more businesses related or ancillary to the business of the Company, or for 100% of the Capital Stock of any Person owning or operating one or more hospitals and/or one or more such related businesses; provided that the amount of cash does not exceed 20% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by the Company or a Restricted Subsidiary in the transaction, unless such excess cash is applied in accordance with the requirements of the third paragraph of Section 4.10.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for the payment of, contingently or otherwise, such Indebtedness; provided that (i) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time that it becomes a Restricted Subsidiary and (ii) none of the accrual or capitalization of interest (whether through the issuance of pay-in-kind securities or otherwise), the accretion of original issue discount or the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (i) all indebtedness of such Person for borrowed money;

          (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v) or (vi) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the 15th day following receipt by such Person of a demand for reimbursement);

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services if, and to the extent that, such amount would appear as a liability on the balance sheet of such Person, except Trade Payables and other accrued expenses arising in the ordinary course of business and payable within one year of the Incurrence thereof;

          (v) all Capitalized Lease Obligations;

          (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness;

          (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

          (viii) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than, except for the purposes of the definition of Senior Indebtedness, Commodity Agreements, Currency Agreements and Interest Rate Agreements designed to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that

          (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

          (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest,

          (C) the amount of any Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, shall be the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness,

          (D) the amount of any Indebtedness under any Commodity Agreement, Currency Agreement or Interest Rate Agreement that is Indebtedness shall be the net amount payable by such Person if such agreement were terminated at that time, and

          (E) Indebtedness shall not include:

               (x) any liability for federal, state, local or other taxes,

               (y) performance, surety or appeal bonds provided in the ordinary course of business or

               (z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

     "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "Initial Guarantors" means each Restricted Subsidiary of the Company listed on the signature pages hereto as a "Guarantor."

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

     "Insurance Subsidiary" means a Subsidiary of the Company or any Restricted Subsidiary established for the purpose of insuring the health care businesses or facilities owned or operated by the Company or any Subsidiary or any physician employed by or on the medical staff of any such business or facility.

     "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
(C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to (x) the application of proceeds of any Asset Disposition and (y) any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgement of the chief financial officer of the Company, attributable to the assets which are the subject of the Asset Acquisition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made during such Reference Period by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that, to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; (E) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and (F) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to the Consolidated Interest Expense will not be obligations of the Company or any of its Restricted Subsidiaries following the Transaction Date.

     "Interest Payment Date" means each semiannual interest payment date on February 1 and August 1 of each year, commencing February 1, 2002.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided that the Net Cash Proceeds are applied in accordance with clause (A) or (B) of the third paragraph of Section 4.10.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "MSCP Group" means Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P. and Morgan Stanley Dean Witter Capital Investors IV, L.P., or any other merchant banking or similar fund under common control with any of the aforementioned entities.

     "Net Cash Proceeds" means:

          (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;
     (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole; (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; (iv) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale; and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

          (b) with respect to any issuance or sale of Capital Stock, or contribution to capital, the proceeds of such issuance, sale or contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-U.S. Person" means a person who is not a "U.S. person" (as defined in Regulation S).

     "Note Document" shall mean the Notes, any Note Guarantee, this Indenture and any other document or instrument entered into in connection with the issuance of the Notes (including without limitation any registration rights agreement or similar agreement).

     "Note Guarantee" means any Guarantee of the obligations of the Company under this Indenture and the Notes by any Guarantor.

     "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

     "Officer" means, with respect to the Company, (i) the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

     "Opinion of Counsel" means a written opinion signed by legal counsel reasonably acceptable to the Trustee, who may be an employee of or counsel to the Company, that meets the requirements of Section 13.04. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

     "Pari Passu Indebtedness" has the meaning provided in Section 4.10.

     "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article VIII, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes its successors and assigns and any additional Paying Agent.

     "Payment Date" has the meaning provided in the definition of Offer to Purchase.

     "Permanent Regulation S Global Notes" has the meaning provided in Section 2.01.

     "Permitted Investment" means:

          (i) an Investment in the Company or a Restricted Subsidiary or a person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

          (ii) Temporary Cash Investments;

          (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (iv) stock, obligations or securities received in satisfaction of judgments;

          (v) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

          (vi) Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;

          (vii) loans and advances to officers and employees made in the ordinary course of business of not more than $5 million in the aggregate at any one time outstanding, which are made in compliance with Section 4.08;

          (viii) Investments by the Company or a Guarantor made in connection with Hospital Swaps;

          (ix) Physician Support Obligations made by the Company or a Guarantor;

          (x) any Investments to the extent that the consideration therefor is Capital Stock (other than Disqualified Stock), or warrants, options or other rights to purchase Capital Stock (other than Disqualified Stock or Indebtedness convertible into Capital Stock);

          (xi) shares of Capital Stock or other securities received in settlement of any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, Indebtedness or other obligation or in connection with any good faith settlement of a bankruptcy proceeding;

          (xii) Investments in a Securitization Subsidiary in connection with and to facilitate any Permitted Receivables Financing, which Investments are customary for such transactions;

          (xiii) in the event an Insurance Subsidiary is established, Investments in such Insurance Subsidiary in an amount which does not exceed the minimum amount of capital required under the laws of the jurisdiction in which such Insurance Subsidiary is formed, and any Investment by such Insurance Subsidiary which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business and rated in one of the four highest rating categories;

          (xiv) Investments represented by accounts receivable created or acquired in the ordinary course of business;

          (xv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the Section 4.10; and

          (xvi) Investments made solely in reliance on this clause in an amount not to exceed, at any one time outstanding, the greater of (x) $30 million and (y) 3% of the Total Assets of the Company at the time the Investment is made.

     "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company and any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and market terms, fair to the Company and its Restricted Subsidiaries.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

     "Physical Notes" has the meaning provided in Section 2.01.

     "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of indebtedness of (i) a physician or healthcare professional providing service to patients in the service area of a hospital or other health care facility operated by the Company or any of its Subsidiaries made or given by the Company or any Subsidiary of the Company, or (ii) any independent practice association or other entity majority-owned by any Person described in clause (i), in each case: (a) in the ordinary course of its business; and (b) pursuant to a written agreement having a period not to exceed five years.

     "PIK Preferred Stock" means the Payable-in-Kind Convertible Redeemable Preferred Stock of the Company.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

     "Principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

     "Refinanced Indebtedness" has the meaning provided in Section 4.03.

     "Registrar" has the meaning provided in Section 2.04.

     "Registration" has the meaning provided in Section 4.17.

     "Registration Rights Agreement" means the registration rights agreement among the Company, the Guarantors, Morgan Stanley & Co. Incorporated, Bank of America Securities LLC, Credit Suisse First Boston Corporation, UBS Warburg LLC and First Union Securities, Inc. dated July 30, 2001.

     "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Note" has the meaning provided in Section 2.01.

     "Regulation S Physical Notes" has the meaning provided in Section 2.01.

     "Replacement Assets" means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar, related, ancillary or complementary to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on such date.

     "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee in its Corporate Trust Office with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Global Notes" has the meaning provided in Section 2.01.

     "Restricted Payments" has the meaning provided in Section 4.04.

     "Restricted Physical Notes" means the Notes issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons).

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securitization Subsidiary" means a Subsidiary of the Company

          (i) that is designated a "Securitization Subsidiary" by the Board of Directors;

          (ii) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financing and any activity necessary or incidental thereto;

          (iii) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

               (A) is Guaranteed by the Company or any other Restricted Subsidiary,

               (B) is recourse to or obligates the Company or any other Restricted Subsidiary in any way, or

               (C) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and

          (iv) with respect to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (iii) and (iv), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

     "Security Register" has the meaning provided in Section 2.04.

     "Senior Indebtedness" means the following obligations of the Company or any Guarantor, whether outstanding on the Closing Date or thereafter Incurred:
(i) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, premium, interest (in each case, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement or any Commodity Agreement, Interest Rate Agreement or Currency Agreement and (ii) all Indebtedness and all other monetary obligations of the Company or any Guarantor (other than the Notes and any Note Guarantee), including principal, premium, and interest (in each case, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made pari passu with, or subordinated in right of payment to, the Notes or any Note Guarantee; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company or any Guarantor to a Subsidiary of the Company, or to a joint venture in which the Company or any Restricted Subsidiary has an interest, (b) that portion of any Indebtedness of the Company or any Guarantor Incurred in violation of Section 4.03 (but, as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist for purposes of this clause (b) if the holder(s) of such Indebtedness or their representative shall have received a certificate from an officer of the Company to the effect that the Incurrence of such Indebtedness does not or, in the case of revolving credit Indebtedness that the Incurrence of the entire committed amount thereof at the date on the initial borrowing thereunder is made, would not, violate such provisions of the Indenture), (c) any repurchase, redemption or other obligation in respect of Disqualified Stock, (d) any Indebtedness to any employee of the Company or any of its Subsidiaries, (e) any liability for taxes owed or owing by the Company or any Guarantor or (f) any Trade Payables.

     "Senior Subordinated Obligations" means any principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and any other amounts owing with respect to, the Notes payable pursuant to the terms of the Notes, any Note Guarantee or any other Note Document or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock or more than 50% of the equity ownership is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person or a partnership the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person.

     "Temporary Cash Investment" means any of the following:

          (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year from the date of the acquisition thereof;

          (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof);

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

          (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S & P;

          (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

          (vi) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (i) through (v) above.

     "Temporary Regulation S Global Notes" has the meaning provided in Section 2.01.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

     "Total Assets" of the Company means the total consolidated assets of the Company and its Restricted Subsidiaries as shown on the most recent balance sheet of the Company.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of
Article VII of this Indenture and thereafter means such successor.

     "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.11.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Common Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder or a Noteholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                  ARTICLE II

                                   THE NOTES

     SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or the Guarantors are subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, each Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the "Restricted Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form substantially in the form set forth in Exhibit A (the "Temporary Regulation S Global Notes"), registered in the name of the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time on or after September 8, 2001, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "Permanent Regulation S Global Notes"; and together with the Temporary Regulation S Global Notes, the "Regulation S Global Notes") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Notes in an amount equal to the principal amount of the beneficial interest in the Temporary Regulation S Global Notes transferred.

     Notes transferred to Institutional Accredited Investors pursuant to
Section 2.08(a) of this Indenture shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Restricted Physical Notes"). Notes issued pursuant to Section
2.07 in exchange for interests in the Regulation S Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Regulation S Physical Notes").

     The Regulation S Physical Notes and Restricted Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The Restricted Global Notes and the Regulation S Global Notes are sometimes referred to herein as the "Global Notes."

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.02. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the Restricted Global Notes and Restricted Physical Notes shall bear the legend set forth below on the face thereof, (ii) the Regulation S Physical Notes, until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto, and the Temporary Regulation S Global Notes shall bear the legend set forth below on the face thereof and (iii) the Company shall have obtained a CUSIP or CINS number (if then generally in use) with respect to the unlegended Regulation S Physical Note or Regulation S Global Note, as the case may be.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
     (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO VANGUARD HEALTH SYSTEMS, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER

     OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO VANGUARD HEALTH SYSTEMS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
     (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR NON-U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND VANGUARD HEALTH SYSTEMS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS PROVISIONS REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN THE NAME OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE

     REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.08 OF THE INDENTURE.

     The Temporary Regulation S Global Note shall also bear a legend in substantially the following form:

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

     Each Physical Note shall also bear the following legend on the face thereof:

     THE TRANSFER OF THIS NOTE SHALL NOT BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE HAS REPRESENTED IN WRITING TO THE TRUSTEE THAT EITHER (I) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF A PLAN DESCRIBED IN (A) OR (B) BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITIES (EACH A "BENEFIT PLAN") AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A BENEFIT PLAN OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION.

     Each Global Note shall also bear the following legend on the face thereof:

     ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN THIS GLOBAL NOTE WITH THE ASSETS OF A BENEFIT PLAN SHALL BE DEEMED TO REPRESENT THAT ITS ACQUISITION AND HOLDING OF SUCH BENEFICIAL INTEREST IS COVERED BY A U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION.

     SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by any Officer of the Company. The signature of such Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article IV.

     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or the Guarantors or an Affiliate of the Company or the Guarantors.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

     SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, the City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Company shall appoint the Trustee to act as, and the Trustee shall act as, such Registrar, Paying

Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause
(i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

     The Company hereby initially appoints the Trustee as Registrar, Paying Agent and authenticating agent. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

     SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

     SECTION 2.06. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08, 4.10, 4.12 or 9.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 2.07. Book-Entry Provisions for Global Notes. The Restricted Global Notes and Regulation S Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

     (a) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Restricted Physical

Notes and Regulation S Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Restricted Global Notes or the Regulation S Global Notes, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Restricted Global Notes or the Regulation S Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Physical Notes or Regulation S Physical Notes, as the case may be, of like tenor and amount.

     (e) In connection with the transfer of the Restricted Global Notes or the Regulation S Global Notes, in whole, to beneficial owners pursuant to paragraph
(b) of this Section 2.07, the Restricted Global Notes or Regulation S Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Restricted Global Notes or Regulation S Global Notes, as the case may be, an equal aggregate principal amount of Restricted Physical Notes or Regulation S Physical Notes, as the case may be, of authorized denominations.

     (f) Any Restricted Physical Note delivered in exchange for an interest in the Restricted Global Notes pursuant to paragraph (b), (d) or (e) of this
Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Restricted Physical Note set forth in Section 2.02.

     (g) Any Regulation S Physical Note delivered in exchange for an interest in the Regulation S Global Notes pursuant to paragraph (b), (d) or (e) of this
Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Regulation S Physical Note set forth in Section 2.02.

     (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the beneficial interest in the Restricted Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Physical Notes of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (x) either Regulation S Physical Notes prior to the removal of the Private Placement Legend or Restricted Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the Restricted Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of Restricted Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of Restricted Global Notes in an amount equal to the principal amount of the Restricted Physical Notes to be transferred, and the Trustee shall cancel the Restricted Physical Notes so transferred.

     (c) Transfers of Interests in the Temporary Regulation S Global Notes. The following provisions shall apply with respect to registration of any proposed transfer of an interest in a Temporary Regulation S Global Notes:

          (i) The Registrar shall register the transfer of any Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the Temporary Regulation S Global Notes to be transferred, and the Trustee shall decrease the amount of the Temporary Regulation S Global Notes.

     (d) Transfers of Interests in the Permanent Regulation S Global Notes or Unlegended Regulation S Physical Notes. The following provisions shall apply with respect to any transfer of interests in Permanent Regulation S Global Notes or unlegended Regulation S Physical Notes. The Registrar shall register the transfer of any such Note without requiring any additional certification.

     (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any ransfer of a Note to a Non-U.S. Person:

          (i) Prior to September 8, 2001, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (ii) On and after September 8, 2001, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a Restricted Physical Note or an interest in Restricted Global Notes, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the beneficial interest in the Restricted Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the Restricted Physical Notes or the Restricted Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the Restricted Global Notes.

     (f) Transfers to Benefit Plans. The transfer of a Physical Note shall not be registered unless the prospective transferee has represented in writing to the Registrar that either (i) it is not a Benefit Plan and is not acting on behalf of or investing the assets of a Benefit Plan or (ii) its acquisition and holding of the Physical Note will be covered by a U.S. Department of Labor prohibited transaction class exemption. Any person that acquires a beneficial interest in a Global Note with the assets of a Benefit Plan shall be deemed to represent to the Registrar that its acquisition and holding of such beneficial interest is covered by a U.S. Department of Labor prohibited transaction class exemption.

     (g) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.02, (ii) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.08 exist or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (h) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company and each Guarantor and shall be entitled to the benefits of this Indenture.

     SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section
2.10 as not outstanding.

     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

     A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12. Cancellation. The Company, at any time, may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

     SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP," "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in "CUSIP," "CINS" or "ISIN" numbers for the Notes.

     SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.15. Issuance of Additional Notes. The Company may, subject to
Article IV of this Indenture and applicable law, issue additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE III

                                   REDEMPTION

     SECTION 3.01. Right of Redemption. (a) The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 1, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing August 1 of the years set forth below:

                                                    Redemption
                        Year                          Price
           ------------------------                 ----------
           2006 ...................                  104.875%
           2007 ...................                  103.250%
           2008 ...................                  101.625%
           2009 and thereafter ....                  100.000%

     (b) In addition, at any time prior to August 1, 2004, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock of the Company (other than Disqualified Stock) at a Redemption Price (expressed as a percentage of principal amount) of 109.750%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and (ii) notice of such redemption is mailed within 90 days after each such sale of Capital Stock.

     SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

     The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange or automated quotation system, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.

     The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

          (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

     SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.06. Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes or portion of Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes or portion of Notes shall cease to accrue interest. Upon surrender of any Note or portion of Notes for redemption in accordance with a notice of redemption, such Note or portion of Notes shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

     SECTION 3.09. Mandatory Redemption. Except as provided in Section 4.10 and
Section 4.12, the Company is not required to make mandatory redemption of, or sinking fund payments with respect to, the Notes.

                                  ARTICLE IV

                                   COVENANTS

     SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of
Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the sole Paying Agent for the Notes.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 13.02.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the

Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates Bank One Trust Company, N.A., a national banking corporation, 14 Wall Street, 8th Floor, Window 2, New York, New York 10005, the Corporate Trust Office of the Trustee, as such office of the Company in accordance with Section 2.04.

     SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees and other Indebtedness existing on the Closing Date); provided that the Company or any Guarantor may Incur Indebtedness, and any Restricted Subsidiary may Incur Acquired Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (i) Indebtedness of the Company or any Guarantor under the Credit Agreement outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $150 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.10 and (B) the amount equal to the sum of (x) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries and (y) 75% of the net book value of the inventory of the Company and its Restricted Subsidiaries, in each case on a consolidated basis, determined in accordance with GAAP as of the date such Indebtedness is incurred;

          (ii) Indebtedness owed (A) to the Company or any Guarantor evidenced by an unsubordinated promissory note or (B) to any other Restricted Subsidiary; provided that, in the case of Indebtedness described in clause
     (B), (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii) and (y) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness, other than Indebtedness represented by short-term, open account working capital notes entered into in the ordinary course of business for cash management purposes and consistent with past practice, must be expressly subordinated in right of payment to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

          (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, refund, defease or renew other then outstanding Indebtedness (the "Refinanced Indebtedness") (other than Indebtedness outstanding under clause (ii) or (v)) in an amount not to exceed the amount of the Refinanced Indebtedness (plus premiums, accrued interest, fees, costs and expenses incurred in connection with any such refinancing, refunding, defeasance or renewal); provided that (A) if the Refinanced Indebtedness is the Notes or other Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Note Guarantee, such Refinanced Indebtedness shall only be permitted under this clause (iii) if (x) in case the Notes are refinanced in part or the Refinanced Indebtedness is pari passu with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Refinanced Indebtedness is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or a Note Guarantee on terms not less favorable to the Holders of the Notes and the Note Guarantees than those on which the Refinanced Indebtedness was so subordinated to the Notes or the Note Guarantees, (B) such new Indebtedness, other than Senior Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Refinanced Indebtedness, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Refinanced Indebtedness and (C) such new Indebtedness is Incurred by the Company or a Guarantor or by the Restricted Subsidiary who is the obligor on the Refinanced Indebtedness;

          (iv) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control in accordance with this Indenture or (B) deposited to defease the Notes as described under Section
     8.02 and Section 8.03;

          (v) Guarantees of Indebtedness of the Company or any Restricted Subsidiary by any Restricted Subsidiary; provided that such Guarantee of such Indebtedness is permitted by and made in accordance with the terms of this Indenture;

          (vi) Indebtedness of the Company or any Restricted Subsidiary representing Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, outstanding at any time in an aggregate principal amount (together with refinancings thereof), not to exceed the greater of (x) $25 million and (y) 3% of Total Assets determined at the time of Incurrence;

          (vii) Physician Support Obligations incurred by the Company or any Restricted Subsidiary;

          (viii) Guarantees by the Company of Indebtedness of any Restricted Subsidiary; provided that such Indebtedness is otherwise permitted by and made in accordance with this Section 4.03;

          (ix) Acquired Indebtedness acquired or assumed by the Company or any Restricted Subsidiary, or resulting from the merger or consolidation of one or more

     Persons into or with one or more Restricted Subsidiaries; provided that after giving effect to any Acquired Indebtedness acquired or assumed under this clause (ix), the Company could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a);

          (x) Indebtedness of a Securitization Subsidiary Incurred in a Permitted Receivables Financing; and

          (xi) Indebtedness of the Company or any Restricted Subsidiary (in addition to Indebtedness permitted under clauses (i) through (x) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $50 million.

     (b) Notwithstanding any other provision of this Section 4.03, (x) the maximum amount of Indebtedness that may be Incurred pursuant to this Section
4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely as the result of fluctuations in the exchange rates of currencies and (y) Indebtedness resulting from the capitalization or accretion of interest after the issuance of any Indebtedness shall be deemed not to constitute an Incurrence of Indebtedness hereunder.

     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to
Section 4.03(a)(i) above, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in Section
4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date referred to in clause (x) of the preceding sentence), including under the first paragraph of Section 4.03(a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness. Without limiting the foregoing, it is understood and agreed that term loans and other Indebtedness may be incurred from time to time pursuant to the Credit Agreement in reliance on, and in compliance with, the first paragraph of Section 4.03(a) or pursuant to the relevant numbered exceptions contained in the second paragraph of Section 4.03(a) and, if so Incurred in accordance with this Section 4.03, such Indebtedness shall be deemed to constitute Indebtedness under the Credit Agreement for purposes of the definition of Senior Indebtedness.

     (d) The Company will not, and will not permit any Guarantor to, Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or any Note Guarantee; provided that the foregoing shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness or priorities of paydown, from proceeds of collateral or otherwise, among classes or tranches of any issue of Senior Indebtedness.

     SECTION 4.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries to holders of such Capital Stock) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or any Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Company or any of its Restricted Subsidiaries or (B) a Restricted Subsidiary other than a Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Restricted Subsidiary) or any holder of 5% or more of the Common Stock of the Company,
(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other voluntary acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or any Indebtedness of a Guarantor that is subordinated in right of payment to a Note Guarantee or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in, but not excluded from, clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

          (A) a Default or Event of Default shall have occurred and be continuing,

          (B) the Company could not Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.03(a) or

          (C) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of

               (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on July 1, 2001, and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee plus

               (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

               (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting (x) from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, (y) from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or (z) from the release of any Guarantee plus

               (4) an amount equal to the portion (proportionate to the Company's equity interest in an Unrestricted Subsidiary) of the fair market value of the assets less the liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.

     The foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

          (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Section 4.03(a)(iii);

          (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes;

          (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes;

          (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company, that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

          (vi) Investments acquired as a capital contribution, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

          (vii) repurchases of Capital Stock by the Company deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

          (viii) repurchases by the Company of its Capital Stock from any of its directors, officers or employees pursuant to any shareholders agreement in effect on the date of this Indenture and as amended, modified or replaced from time to time; provided that the amended, modified or replaced agreement is not less favorable in any material respect to the Company and its Restricted Subsidiaries than that in effect on the Closing Date;

          (ix) repurchases by the Company of its Capital Stock pursuant to any management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan of the Company (excluding repurchases pursuant to clause (viii) above), in an aggregate amount not to exceed $2 million in any fiscal year;

          (x) dividends payable beginning January 1, 2008 on the PIK Preferred Stock of the Company outstanding on the date of this Indenture, and any additional PIK Preferred Stock paid in kind as a dividend thereon, in an aggregate amount not to exceed $3 million in any fiscal year; or

          (xi) Restricted Payments in an aggregate amount not to exceed $5.0 million;

provided that, except in the case of clauses (i), (iii) and (x), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) or (vi), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments.

     For purposes of determining compliance with this Section 4.04, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.04, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

     SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions:

          (i) arising pursuant to the Credit Agreement;

          (ii) existing on the Closing Date under this Indenture, or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (iii) existing under or by reason of applicable law;

          (iv) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (v) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, or (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

          (vi) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

          (vii) with respect to a Restricted Subsidiary and imposed pursuant to an agreement for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary and that are customary for such transactions;

          (viii) deferral of rights of subrogation pursuant to Guarantees otherwise permitted under this Indenture;

          (ix) existing pursuant to any agreement governing Indebtedness permitted to be Incurred under Section 4.03; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company in any material respect, as determined by the Board of Directors of the Company in their reasonable and good faith judgment, than the provisions contained in the Credit Agreement as in effect on the Closing Date;

          (x) Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Permitted Receivables Financing; provided that such restrictions apply only to such Securitization Subsidiary; or

          (xi) provisions in joint venture agreements with respect to the disposition or distribution of assets or property in the ordinary course of business.

Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

          (i) to the Company or a Wholly Owned Restricted Subsidiary;

          (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or

          (iii) if, immediately after giving effect to such issuance or sale, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale and the Net Cash Proceeds of any such sale are applied as and to the extent required by Section 4.10.

     SECTION 4.07. Guarantees by Restricted Subsidiaries. Except as described in the next sentence, the Company shall cause each Restricted Subsidiary that has not executed this Indenture and provided a Note Guarantee or is otherwise required to become a Guarantor pursuant to Section 10.03, other than a Foreign Subsidiary, to execute and deliver a supplemental indenture to this Indenture, substantially in the form of Exhibit E, providing for a Note Guarantee by such Restricted Subsidiary and a notation of such Note Guarantee substantially in the form of Exhibit F. Notwithstanding the foregoing, a Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture or Note Guarantee if at any time at which the Credit Agreement shall be in effect such Restricted Subsidiary shall not be required to be a guarantor under the Credit Agreement, but only for so long as such Restricted Subsidiary is not so required to be such a guarantor; upon any requirement that such Restricted Subsidiary become a guarantor under the Credit Agreement, such Restricted Subsidiary shall immediately comply with the first sentence of this covenant.

     SECTION 4.08. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary, except upon terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such an Affiliate.

     The foregoing limitation does not limit, and shall not apply to:

          (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors of the Company or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

          (ii) any transaction solely between the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

          (iii) reasonable fees and compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business, as determined in good faith by the Board of Directors or senior management of the Company;

          (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

          (v) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

          (vi) any Permitted Investments or any Restricted Payments not prohibited by Section 4.04;

          (vii) fees, discounts and expense reimbursements paid to, and indemnity and similar arrangements with, any Initial Purchaser in connection with the offering and sale of the Notes and the Bank Agent or any lender in connection with the Credit Agreement;

          (viii) customary fees, discounts and expense reimbursement paid to, and indemnity and similar arrangements with Affiliates providing commercial banking and investment banking services, including, without limitation, underwriting and other financial advisory services, to the Company and its Restricted Subsidiaries;

          (ix) any agreement or arrangement in effect on the Closing Date, as amended, modified or replaced from time to time; provided that the amended, modified or replaced agreement or arrangement is not less favorable in any material respect to the Company and its Restricted Subsidiaries than that in effect on the Closing Date;

          (x) loans and advances to officers and employees of the Company or any Restricted Subsidiary in the ordinary course of business of the Company not exceeding $5 million in the aggregate outstanding at any time;

          (xi) Restricted Payments that are permitted pursuant to Section 4.04;

          (xii) transactions between the Company or a Restricted Subsidiary and an Insurance Subsidiary, between the Company or a Restricted Subsidiary and a Securitization Subsidiary or between a Securitization Subsidiary and any Person in which the Securitization Subsidiary has an Investment; or

          (xiii) issuances of securities or payments or distributions in the ordinary course of business in connection with employment incentive plans, employee stock plans, employee stock option plans and similar plans and arrangements approved by the Board of Directors.

     Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (xiii) of this paragraph, (a) the aggregate amount of which exceeds $5.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $10.0 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

     SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Guarantor to, Incur any Indebtedness which is not Senior Indebtedness and which is secured by any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without contemporaneously therewith making effective provision for all of the Notes, the Note Guarantees and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or the Note Guarantees, prior to) the obligation or liability secured by such Lien for so long as such Indebtedness is so secured.

     The foregoing limitation does not apply to:

          (i) Liens existing on the Closing Date;

          (ii) Liens securing obligations under or with respect to the Credit Agreement which obligations were permitted to be Incurred under this Indenture;

          (iii) Liens (including extensions and renewals thereof) upon real or personal property; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien attaches not later than 365 days after the latest of the date of acquisition of such property, the completion of the financed improvements or construction of such property and the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

          (iv) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

          (v) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company; provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

          (vi) Liens on property at the time the Company or any Restricted Subsidiary acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person; provided that such Liens were not created in contemplation of such acquisition and do not extend to any other property of the Company or any Restricted Subsidiary;

          (vii) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, in each case incurred in the ordinary course of business;

          (viii) judgment Liens not giving rise to an Event of Default; provided that such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have been expired;

          (ix) Liens arising in connection with a Permitted Receivables Financing; provided that in the case of the Company and the Guarantors such Liens shall be limited to receivables referred to in the definition of Permitted Receivables Financing, and related assets and proceeds and the Capital Stock of a Securitization Subsidiary;

          (x) Liens securing any Indebtedness under any Commodity Agreement, Currency Agreement or Interest Rate Agreement that is Indebtedness; and

          (xi) extensions, renewals or replacements of any Liens referred to in clauses (i), (v) and (vi) in connection with the refinancing of the obligations secured thereby; provided that such extension, renewal or replacement Lien is limited to all or part of the same property that was secured under the original Lien.

     SECTION 4.10. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of Indebtedness or other obligations (other than Indebtedness subordinated to the Notes) of the Company or any Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or any Affiliate of the Company); provided that the Company, such Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness, (c) Replacement Assets, and/or (d) any securities, notes or other similar obligations received by the Company or any such Restricted Subsidiary which are converted by the Company or any such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days of the applicable Asset Sale.

     Notwithstanding the foregoing, the 75% limitation referred to in clause
(ii) above shall not apply to any Asset Sale in which the amount of consideration of the type referred to in clauses (a) through (d) of the preceding paragraph received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

     Within twelve months after the date of receipt of Net Cash Proceeds from an Asset Sale, the Company may, or may cause the relevant Restricted Subsidiary to:

          (A) apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or any Guarantor or Indebtedness of any other Restricted Subsidiary (or permanently reduce the commitments thereunder, in the case of any revolving credit facility available pursuant to the Credit Agreement or otherwise), in each case owing to a Person other than the Company or any Restricted Subsidiary, or

          (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets.

The amount of such Net Cash Proceeds available to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied (or committed) as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the last day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $10 million, the Company must commence, not later than 30 days after such date, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

     SECTION 4.11. Designation of Restricted and Unrestricted Subsidiaries.
(a) The Board of Directors of the Company may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such designation and the Subsidiary meets the following qualifications:

          (i) (A) the Subsidiary does not (x) own any Disqualified Stock of the Company or any Disqualified Stock of a Restricted Subsidiary or (y) hold any Indebtedness of, or any Lien on any property of, the Company or any Restricted Subsidiary, if such Indebtedness could not be Incurred under
     Section 4.03 or such Lien would violate Section 4.09; and (B) the Subsidiary does not own any Common Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries;

          (ii) at the time of the designation, the designation would be permitted under Section 4.04;

          (iii) any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is deemed an Incurrence of Indebtedness and an Investment, and would be permitted under Section 4.03 and Section 4.04;

          (iv) the Subsidiary is not party to any transaction, arrangement, contract, agreement or understanding with the Company or any Restricted Subsidiary that would not be permitted under Section 4.08; and

          (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Capital Stock of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by
     Section 4.03 and Section 4.04.

Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to Section 4.11 (b) below.

     (b) (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 4.11 (a) above will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in Section 4.11 (d) below; and (ii) the Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such designation.

     (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary, (i) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the

Company's and its Restricted Subsidiaries' proportionate share of the fair market value of such Unrestricted Subsidiaries' assets less liabilities) will be deemed made at that time; (ii) all existing Capital Stock or Indebtedness of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time; (iii) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time; (iv) it will be released at that time from its Note Guarantee, if any; and (v) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

     (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary, (i) all of its Indebtedness will be deemed Incurred at that time for purposes of Section 4.03, but will not be considered the sale or issuance of Capital Stock for purposes of Section 4.06 or Section 4.10; (ii) Investments therein previously charged under Section 4.04 will be credited thereunder; (iii) it shall immediately issue a Note Guarantee pursuant to, but only to the extent required by Section 4.07; and (iv) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e) Any designation by the Company's Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions.

     SECTION 4.12. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date. The Company will not be required to make an Offer to Purchase pursuant to this Section 4.12 if a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with this Section and purchases all Notes validly tendered and not withdrawn in such Offer to Purchase.

     Prior to the commencement (or mailing) of the Offer to Purchase referred to above, but in any event within 30 days following any Change of Control, the Company will:

     (1) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to, and terminate all commitments of, each lender which has accepted such offer; or

     (2) obtain the requisite consents under the Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided above.

     SECTION 4.13. Existence. Subject to Articles IV and V of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further, that this Section does not prohibit any transaction otherwise permitted by Section 4.10 or Section 4.12.

     SECTION 4.14. Payment of Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     SECTION 4.15. Notice of Defaults. In the event that any Officer becomes aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

     SECTION 4.16. Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its nature and status.

     SECTION 4.17. Commission Reports and Reports to Holders. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission (to the extent accepted by the Commission for filing) all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply to the Trustee and to each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Company shall, at its cost, deliver to the Trustee and each Holder quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A (d)(4) under the Securities Act.

     SECTION 4.18. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

     SECTION 5.01. When Company or Guarantors May Merge, Etc. The Company will not consolidate with, merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Restricted Subsidiary) to merge with or into it unless:

          (i) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired such property and assets of the Company (the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company's obligations under this Indenture and the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of
     Section 4.03; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or the Surviving Person, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture;

          (v) it delivers to the Trustee an Officers' Certificate attaching the arithmetic computations to demonstrate compliance with clauses (iii) and
     (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with; and

          (vi) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01 shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and this Indenture;

provided, however, that clauses (ii), (iii) and (iv) above do not apply (a) if in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations, or (b) to the consolidation or merger of the Company with or into any Wholly Owned Restricted Subsidiary or the consolidation and merger of a Wholly Owned Restricted Subsidiary with or into the Company.

     The Company may not, directly or indirectly, lease all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person.

     Each Guarantor (other than any Guarantor whose Note Guarantee is to be released in accordance with the terms of this Indenture) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (ii) such entity (if other than a Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on its Note Guarantee; and

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

     SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company or any Guarantor in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or any Guarantor is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor herein.

                                  ARTICLE VI

                              DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default. The following events are defined as "Events of Default" in this Indenture:

     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article XI;

     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by Article XI;

     (c) (i) default in the performance or breach of Section 5.01 or (ii) the failure by the Company to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.12;

     (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice specifying the default (and demanding that such default be remedied) by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

     (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,
(A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

     (f) any final judgment or order (not covered by insurance or indemnity provided by a reputable and creditworthy Person) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention, or in the case of indemnity, amounts excluded by baskets, caps, thresholds or similar limitations, as not so covered) shall be rendered against the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;


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


     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     (h) the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary
(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

     (i) any Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable, unless there are any amounts outstanding under the Credit Agreement, in which case the same shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the representative or other agent under the Credit Agreement (as defined therein) of notice of such declaration (but only if such Event of Default is then continuing). Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(e) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied or cured by the Company or the relevant Restricted Subsidiary (or Restricted Subsidiaries) or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of
Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or pursue any other remedy hereunder, unless:


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


          (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

          (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, subject to Article XI and Article XII, it shall pay out the money in the following order:

          First: to the Trustee for all amounts due under Section 7.07;

          Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to and limited by any such adverse determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII

                                    TRUSTEE

     SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, or any other capacity the Trustee may serve under the terms of this Indenture, shall be subject to the provisions of this Article VII.

     Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under this Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

          (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 13.04. The Trustee
     shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith;

          (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, financial statement, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at the Company's sole cost and expense, to examine the books, records and premises of the Company personally or by agent or attorney; and

          (viii) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any Guarantor or by any Holder of the Notes.

     SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

     SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to any Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each July 15, beginning with the July 15 following the date of this Indenture, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such July 15, if required by TIA Section 313(a).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing, from time to time, for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Company and each of the Guarantors, jointly and severally, shall indemnify the Trustee, its directors, officers, agents and employees for, and hold it harmless against, any loss or liability, cost or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense provided, however, that the Trustee shall have the right to defend such claim if, upon the advice of counsel, its interests may be prejudiced by the conduct of such defense by the Company. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

     If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and termination of this Indenture.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

     Upon the Trustee's resignation or removal, the Company shall promptly pay the Trustee all amounts owed by the Company to the Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

     SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

     SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII of this Indenture.

                                 ARTICLE VIII

                             DISCHARGE OF INDENTURE

     SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

          (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (i), the Company's obligations under
Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the
Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to in clause
(A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes (except as set forth below in this Section 8.02) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

          (A) With reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, or premium, if any, on the Notes and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes on the Stated Maturity of such payments; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (B) The Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument (including, without limitation, the Credit Agreement if then in effect) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (D) the Company is not prohibited from making payments in respect of the Notes by the provisions of Article XI;

          (E) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

          (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 123-day (or one-year) period referred to in clause (B)(2) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 8.04, 8.05, 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and Articles XI and XII (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust as described in this Section 8.02) shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under
Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 8.03. Defeasance of Certain Covenants and Events of Default. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01, Sections 4.03 through 4.11 and Section 10.03, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of
Section 5.01, clauses (c) and (d) of Section 6.01 with respect to Sections 4.03 through 4.11 and Section 10.03, and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

          (A) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust,


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


     specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such payments; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (B) the Company has delivered to the Trustee (1) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, and (2) an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (D) the Company is not prohibited from making payments in respect of the Notes by the provisions of Article XI;

          (E) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

          (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

     SECTION 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01,
8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to


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


     the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

          (2) to comply with Article V, Section 4.07 or Section 10.03;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (6) to provide for or confirm the issuance of additional Notes; or

          (7) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

     Notwithstanding anything to the contrary contained above, no amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of the holders of any Senior Indebtedness under Article XI or XII (including any defined terms as used therein) without the consent of such holders of Senior Indebtedness.

     SECTION 9.02. With Consent of Holders. The Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

          (iii) change the optional redemption dates or optional redemption prices of the Notes from that stated in Section 3.01;

          (iv) change any place or currency of payment of principal of, premium, if any, or interest on, any Note;

          (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Note;

          (vi) reduce the percentage or principal amount of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

          (vii) waive a Default in the payment of principal of, premium, if any, or interest on, any Note;

          (viii) release any Guarantor from its Note Guarantee, except as provided in this Indenture;

          (ix) modify the subordination provisions in a manner adverse to the Holders;

          (x) following the occurrence of an Asset Sale, amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to such Asset Sale in accordance with Section 4.10, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the Holders of the Notes affected thereby; or

          (xi) following the occurrence of a Change of Control, amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to such Change of Control in accordance with Section 4.12, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the Holders of the Notes affected thereby.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     Notwithstanding anything to the contrary contained above, no amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of the holders of any Senior Indebtedness under Article XI or XII (including any defined terms as used therein) without the consent of such holders of Senior Indebtedness.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of
Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE X

                               GUARANTEE OF NOTES

     SECTION 10.01. Note Guarantee. Subject to the provisions of this Article X, each of the Guarantors hereby, jointly and severally, fully and unconditionally Guarantees to each Holder of Notes hereunder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and
(ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the next succeeding paragraph.

     Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all Senior Indebtedness of such Guarantor, all other contingent and fixed liabilities of such Guarantor and any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to the following paragraph, result in the obligations of such Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to its Note Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all Senior Indebtedness of such Guarantor, all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee of such Guarantor), excluding debt in respect of its Note Guarantee, as they become absolute and matured. Such contribution rights may only be exercised after all Senior Indebtedness of each other Guarantor has been repaid in full in cash or cash equivalents.

     Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Sections 8.01,
8.02 and 8.03. In the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Article X. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article VI, the Trustee shall promptly make a demand for payment on the Notes under the Note Guarantee provided for in this Article X.

     The obligations of each Guarantor under its Note Guarantee are independent of the obligations Guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against a Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

     If the Trustee or the Holder is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

     Each of the Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement,


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exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 10.01 are knowingly made in contemplation of such benefits.

     The Note Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

     SECTION 10.02. Obligations Unconditional. Nothing contained in this
Article X or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Guarantor and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, upon failure by the Company to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

     Without limiting the foregoing, nothing contained in this Article X will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the Stated Maturity of any Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

     SECTION 10.03. Release of Note Guarantees. The Note Guarantee issued by any Restricted Subsidiary will be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer, to any Person not a Subsidiary of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary, in accordance with the terms of this Indenture or
(iii) if at any time at which the Credit Agreement shall be in effect such Restricted Subsidiary shall not be required to be a guarantor under the Credit Agreement (but only for so long as such Restricted Subsidiary is not so required to be such a guarantor; upon any requirement that such Restricted Subsidiary become a guarantor under the Credit Agreement, such Restricted Subsidiary shall immediately provide a Note Guarantee pursuant to Section 4.07).


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                                  ARTICLE XI

                             SUBORDINATION OF NOTES

     SECTION 11.01. Agreement to Subordinate. The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, (i) that all Notes shall be issued subject to the provisions of this
Article XI, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all obligations on the Notes (including all Senior Subordinated Obligations of the Company) by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness, including, without limitation, the Company's obligations under the Credit Agreement and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

     SECTION 11.02. Liquidation; Dissolution; Bankruptcy. (a) Except with respect to the money, securities or proceeds held in an irrevocable trust for the termination or defeasance and discharge of this Indenture in accordance with Article VIII hereof, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit, upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) shall first be paid in full in cash or cash equivalents, before any payment or distribution of any kind or character is made on account of any Senior Subordinated Obligations, or for the acquisition of any of the Notes for cash, property, securities or otherwise or any distribution with respect to the Notes, whether of cash, property, securities or otherwise. Before any payment may be made by, or on behalf of, the Company on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit) upon any such dissolution, winding up, liquidation or reorganization, all Senior Indebtedness (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) must be paid in full in cash or cash equivalents.

     (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is


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recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property, securities or otherwise, to which the Holders of the Notes or the Trustee on behalf of the Holders of the Notes would be entitled, but for Section 11.02(a) or Section 11.02(b), shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution for the Holders of the Notes or the Trustee prior to payment in full in cash or cash equivalents of all Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (proportionately to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article V hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article V.

     SECTION 11.03. Default on Designated Senior Indebtedness. (a) No direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with Sections 8.01, 8.02 or 8.03, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit), whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of the Company and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then


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outstanding), no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with Sections 8.01, 8.02 or 8.03, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit) may be made by or on behalf of the Company upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representative for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness (and any other Designated Senior Indebtedness with an event of default then permitting acceleration) or all events of default with respect to all Designated Senior Indebtedness then outstanding have been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of delivery of such initial payment blockage notice that would, in either case, give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 11.03(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (proportionately to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their representatives) or, if such information is not received from such holders or their representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

     Nothing contained in this Article XI shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or cash equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on any Senior Subordinated Obligations.

     SECTION 11.04. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration (although the failure to give any such notice shall not affect the subordination provisions of this
Article XI).


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


     SECTION 11.05. Notice by Company. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of Senior Subordinated Obligations pursuant to the provisions of this Article XI (although the failure to give any such notice shall not affect the subordination provisions of this
Article XI). Regardless of anything to the contrary contained in this Article XI or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

     SECTION 11.06 Subrogation. (a) Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article XI which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of all amounts payable under Senior Indebtedness, then in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

     SECTION 11.07. Relative Rights. Nothing contained in this Article XI or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a


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certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. Nothing in this Article XI shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section
7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 11.08. Subordination May Not Be Impaired by Company. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article XI or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 11.09. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative (if any).

     Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of


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


the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

     SECTION 11.10. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article XI (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article XI). Only the Company, a holder of Senior Indebtedness, or a representative of such holder may give the notice. Nothing in this Article XI shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. Nothing in this Section 11.10 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 11.02 or 11.03 with respect to distributions received (whether from the Trustee or otherwise) in violation of the provisions hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     SECTION 11.11. Authorization to Effect Subordination. Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article XI, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section
6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 11.12. Amendments. The provisions of this Article XI (including all defined terms used herein) shall not be amended or modified without the written consent of the holders of Senior Indebtedness to the extent required by
Section 9.01 or 9.02 as the case may be.


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                                  ARTICLE XII

                        SUBORDINATION OF NOTE GUARANTEES

     SECTION 12.01. Agreement to Subordinate. Each Guarantor covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, (i) that each Note Guarantee shall be issued, and made, subject to the provisions of this Article XII, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all obligations on the Note Guarantees (including all Senior Subordinated Obligations of each Guarantor) by each Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness, including, without limitation, each Guarantor's obligations under or with respect to the Credit Agreement and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Note Guarantees.

     SECTION 12.02. Liquidation; Dissolution; Bankruptcy. (a) Except with respect to the money, securities or proceeds held in an irrevocable trust for the termination or defeasance and discharge of this Indenture in accordance with Article VIII hereof, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit, upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) shall first be paid in full in cash or cash equivalents, before any payment or distribution of any kind or character is made on account of any Senior Subordinated Obligations, or for the acquisition of any of the Notes for cash, property, securities or otherwise or any distribution with respect to the Notes, whether of cash, property, securities or otherwise. Before any payment may be made by, or on behalf of, any Guarantor on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit) upon any such dissolution, winding up, liquidation or reorganization, all Senior Indebtedness (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) must be paid in full in cash or cash equivalents.

     (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property, securities or otherwise, to which the Holders of the Notes or the Trustee on behalf of the Holders of the Notes would be entitled, but for Section 12.02(a) or Section 12.02(b), shall be made by any Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution for the Holders of the Notes or the Trustee prior to payment in full in cash or cash equivalents of all Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (proportionately to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     (d) The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article V hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the respective Guarantor's obligations hereunder in accordance with Article V.

     SECTION 12.03. Default on Designated Senior Indebtedness. (a) No direct or indirect payment by or on behalf of any Guarantor of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with Sections 8.01, 8.02 or 8.03, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit), whether pursuant to the terms of the Notes or any Note Guarantee or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with Sections 8.01,
8.02 or 8.03, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit) may be made by or on behalf of any Guarantor upon or in respect of the Notes during any Payment Blockage Period (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representative for, the holders of the Designated Senior Indebtedness in respect of which such Payment Blockage Period was commenced or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness (and any other Designated Senior Indebtedness with an event of default then permitting acceleration) or all events of default with respect to all Designated Senior Indebtedness then outstanding have been cured or waived).

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 12.03(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (proportionately to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their representatives) or, if such information is not received from such holders or their representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

     Nothing contained in this Article XII shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or cash equivalents before the Holders are entitled to receive any payment of any kind or character with respect to any Senior Subordinated Obligations.

     SECTION 12.04. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration (although the failure to give any such notice shall not affect the subordination provisions of this
Article XII).

     SECTION 12.05. Notice by Company or Guarantors. The Company or the respective Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any Guarantor which would prohibit the making of any payment to or by the Trustee in respect of Senior Subordinated Obligations pursuant to the provisions of this Article XII (although the failure to give any such notice shall not affect the subordination provisions of this Article
XII). Regardless of anything to the contrary contained in this Article XII or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

     SECTION 12.06 Subrogation. (a) Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of any Guarantor applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of any Guarantor or by or on behalf of the Holders by virtue of this Article XII which otherwise would have been made to the Holders shall, as between the respective Guarantor and the Holders of the Notes, be deemed to be a payment by the respective Guarantor to or on account of the Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of all amounts payable under Senior Indebtedness, then in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

     SECTION 12.07. Relative Rights. Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Guarantors and the Holders, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders all obligations pursuant to its Note Guarantee in accordance with the terms thereof, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of any Guarantor referred to in this
Article XII, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
XII. Nothing in this Article XII shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 12.08. Subordination May Not Be Impaired by any Guarantor. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section 12.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against any Guarantor and any other Person.

     SECTION 12.09. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative (if any).

     Upon any payment or distribution of assets of any Guarantor referred to in this Article XII, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the respective Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

     SECTION 12.10. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this
Article XII (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article XII). Only the Company, a holder of Senior Indebtedness, or a representative of such holder may give the notice. Nothing in this Article XII shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. Nothing in this Section 12.10 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 12.02 or 12.03 with respect to distributions received (whether from the Trustee or otherwise) in violation of the provisions hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     SECTION 12.11. Authorization to Effect Subordination. Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article XII, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor tending towards liquidation or reorganization of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section
6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 12.12. Amendments. The provisions of this Article XII (including all defined terms used herein) shall not be amended or modified without the written consent of the holders of Senior Indebtedness to the extent required by
Section 9.01 or 9.02, as the case may be.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 13.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 13.02. Notices. Any notice, request or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

     if to the Company:

          Vanguard Health Systems, Inc.
          20 Burton Hills Boulevard
          Suite 100
          Nashville, Tennessee 37215

          Telecopier No.: (615) 665-6099

          Attention:  Chief Financial Officer

     if to the Trustee:

          Bank One Trust Company, N.A.
          241 North Central Avenue
          Phoenix, Arizona 85004

          Telecopier No.: (615) 221-1711

          Attention:  Corporate Trust Department

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to the Holder if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 13.02, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

     SECTION 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     SECTION 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 13.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 13.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

     SECTION 13.07. Governing Law. This Indenture, the Notes and the Note Guarantees shall be governed by the laws of the State of New York. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

     SECTION 13.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or Note Guarantees, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company, any Guarantor or of any successor Person, either directly or through the Company, any Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Note Guarantees.

     SECTION 13.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 13.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 13.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                   VANGUARD HEALTH SYSTEMS, INC.


                                   By: /s/ Joseph D. Moore
                                      ------------------------------------------
                                      Name:  Joseph D. Moore
                                      Title: Executive Vice President, Chief
                                             Financial Officer and Treasurer


                                   GUARANTORS:

                                   VHS ACQUISITION CORPORATION
                                   VHS OF PHOENIX, INC.
                                   VHS OUTPATIENT CLINICS, INC.
                                   VHS OF ARROWHEAD, INC.
                                   PLEASANT PROPERTIES, INC.
                                   VHS OF SOUTH PHOENIX, INC.
                                   VHS IMAGING CENTERS, INC.
                                   VHS OF ANAHEIM, INC.
                                   VHS OF ORANGE COUNTY, INC.
                                   VHS HOLDING COMPANY, INC.
                                   VHS OF HUNTINGTON BEACH, INC.
                                   VHS OF ILLINOIS, INC.
                                   MACNEAL HEALTH PROVIDERS, INC.
                                   MACNEAL MANAGEMENT SERVICES, INC.
                                   MIDWEST CLAIMS PROCESSING, INC.
                                   PROS TEMPORARY STAFFING, INC.
                                   WATERMARK PHYSICIAN SERVICES, INC.
                                   VHS GENESIS LAB, INC.
                                   MACNEAL MEDICAL RECORDS, INC.
                                   VANGUARD HEALTH MANAGEMENT, INC.
                                   TRINITY MEDCARE, INC.
                                   V-II ACQUISITION CO., INC.
                                   VANGUARD HEALTH FINANCIAL COMPANY, INC.
                                   VHS OF RANCOCAS, INC.,


                                   By: /s/ Joseph D. Moore
                                      ------------------------------------------
                                      Name:  Joseph D. Moore
                                      Title: Executive Vice President,
                                             Chief Financial Officer & Treasurer

                                   Duly authorized to sign on behalf of
                                     each of the foregoing entities

                                   VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 2, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 3, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 4, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 6, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 8, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
                                   VHS ACQUISITION SUBSIDIARY NUMBER 10, INC.,


                                   By: /s/ Joseph D. Moore
                                      ------------------------------------------
                                      Name:  Joseph D. Moore
                                      Title: Executive Vice President,
                                             Chief Financial Officer & Treasurer

                                   Duly authorized to sign on behalf of
                                     each of the foregoing entities


                                   THE ANAHEIM VHS LIMITED PARTNERSHIP

                                     By: VHS of Anaheim, Inc., its General
                                         Partner


                                     By: /s/ Joseph D. Moore
                                        ----------------------------------------
                                        Name:  Joseph D. Moore
                                        Title: Executive Vice President,
                                               Chief Financial Officer &
                                               Treasurer


                                   THE HUNTINGTON BEACH VHS LIMITED PARTNERSHIP

                                   By: VHS of Huntington Beach, Inc., its
                                       General Partner


                                   By: /s/ Joseph D. Moore
                                      ------------------------------------------
                                      Name:  Joseph D. Moore
                                      Title: Executive Vice President,
                                             Chief Financial Officer & Treasurer

                                   HEALTHCARE COMPLIANCE, L.L.C.

                                     By: Vanguard Health Management, Inc., its
                                         Member


                                     By: /s/ Joseph D. Moore
                                        ----------------------------------------
                                        Name:  Joseph D. Moore
                                        Title: Executive Vice President,
                                               Chief Financial Officer &
                                               Treasurer


                                   THE VHS ARIZONA IMAGING CENTERS LIMITED
                                   PARTNERSHIP

                                     By: VHS Imaging Centers, Inc., its General
                                         Partner


                                     By: /s/ Joseph D. Moore
                                        ----------------------------------------
                                        Name:  Joseph D. Moore
                                        Title: Executive Vice President,
                                               Chief Financial Officer &
                                               Treasurer


                                   BANK ONE TRUST COMPANY, N.A.


                                   By: /s/ Michael Pinzon
                                      ------------------------------------------
                                      Name:  Michael Pinzon
                                      Title: Authorized Officer

                                                                      Exhibit A

                              [APPLICABLE LEGENDS]

                                 [FACE OF NOTE]

                         VANGUARD HEALTH SYSTEMS, INC.

                    9-3/4% Senior Subordinated Note due 2011

                                                          [CUSIP: 922036AA6]1

                                                          [CUSIP: U9216KAA1
                                                           ISIN: USU9216KAA17]2

          No. _____

          VANGUARD HEALTH SYSTEMS, INC. a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of ____________ dollars ($____) on August 1, 2011.

          Interest Payment Dates: February 1 and August 1, commencing February 1, 2002.

          Regular Record Dates: January 15 and July 15.

          The Guarantors (which term is defined in the Indenture hereinafter referred to) have jointly and severally, fully and unconditionally guaranteed on a senior subordinated basis the payment of principal of, premium, if any, and interest on the Notes.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

---------
          1 Include in Notes other than Regulation S Global Notes or Regulation S Physical Notes.

          2 Include in Regulation S Global Notes and Regulation S Physical
Notes.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                          VANGUARD HEALTH SYSTEMS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                   (Trustee's Certificate of Authentication)

This is one of the 9-3/4% Senior Subordinated Notes due 2011 described in the within-mentioned Indenture.

          Date: [________, ____]

                                          BANK ONE TRUST COMPANY, N.A.,
                                            as Trustee


                                          By:
                                             -----------------------------------
                                             Authorized Signer

                             [REVERSE SIDE OF NOTE]

                         VANGUARD HEALTH SYSTEMS, INC.

                    9-3/4% Senior Subordinated Note due 2011

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Principal and Interest.

          The Company will pay the principal of this Note on August 1, 2011.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 1, 2002.

          If (a) neither a registration statement with respect to an exchange offer for the Notes ("Exchange Offer Registration Statement") under the Securities Act nor a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is declared effective by the United States Securities and Exchange Commission (the "SEC"), on or before January 26, 2002 in accordance with the terms of the Registration Rights Agreement dated July 30, 2001 among the Company, each of the Guarantors and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First Boston Corporation, UBS Warburg LLC and First Union Securities, Inc. (the "Registration Rights Agreement"), (b) Vanguard has not consummated a registered exchange offer ("Registered Exchange Offer") on or before February 26, 2002 in accordance with the terms of the Registration Rights Agreement, or (c) a Shelf Registration Statement has become effective and thereafter is interfered with by any stop order, injunction, or other order or requirement of the SEC or any other governmental agency or court (other than interference in respect of such Shelf Registration Statement resulting from a requirement of the SEC that a new applicable Registration Statement be filed as a result of the addition of Guarantors subsequent to the effectiveness of such Shelf Registration Statement, but only to the extent that the period of any resulting suspension of the use of such Shelf Registration Statement pursuant to the penultimate paragraph of Section 3 of the Registration Rights Agreement, taken together with all other such suspensions during any 365 day period, does not exceed the limitations expressed in the last sentence thereof) (each such event referred to in clauses (a) through (c) above, a "Registration Default"), then the annual interest rate borne by the Notes shall be immediately increased by 0.5% from the rate shown above until the earlier of (i) the date that all Registration Defaults have been cured and
(ii) all of the Notes cease to be "Registrable Securities" (as that term is defined in the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

          Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 2001; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful.

2.   Method of Payment.

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each February 1 and August 1, commencing February 1, 2002 to the persons who are Holders (as reflected in the Security Register at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date), in each case, even if the
Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after August 1, 2011.

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

          The Notes may be exchanged or transferred at the office or agency of the Company in the Borough of Manhattan, the City of New York. Initially, Bank One Trust Company, N.A., a national banking corporation, 14 Wall Street, 8th Floor, Window 2, New York, New York, 10005 will serve as such office. If you give the Company wire transfer instructions, the Company will pay all principal, premium and interest on your Notes in accordance with your instructions. If the Company is not given wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless the Company elects to make interest payments by check mailed to the Holders.

3.   Paying Agent and Registrar.

          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.   Indenture; Limitations.

          The Company issued the Notes under an Indenture dated as of July 30, 2001 (the "Indenture"), among the Company, each of the Guarantors and Bank One Trust Company, N.A., as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are unsecured senior subordinated obligations of the Company.

          The Company may, subject to Article IV of the Indenture and applicable law, issue additional Notes under the Indenture.

5.   Optional Redemption.

          The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 1, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing August 1 of the years set forth below:

                                                        Redemption
                            Year                          Price
           ------------------------------------         ----------
           2006................................          104.875%
           2007................................          103.250%
           2008................................          101.625%
           2009 and thereafter.................          100.000%

          In addition, at any time prior to August 1, 2004, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock of the Company (other than Disqualified Stock) at a Redemption Price (expressed as a percentage of principal amount) of 109.750%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and (ii) notice of such redemption is mailed within 90 days after each such sale of Capital Stock.

          Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.   Repurchase upon Change of Control.

          Within 30 days after the occurrence of a Change of Control, the Company must commence and consummate an offer to purchase (the "Offer to Purchase") all of the Notes then outstanding, at purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

          The Company will not be required to make an Offer to Purchase if a third party makes an offer to purchase the Notes in the manner, at the times and at the price otherwise in compliance with the Indenture and purchases all of the Notes validly tendered and not withdrawn.

          Prior to the commencement (or mailing) of the Offer to Purchase, but in any event within 30 days following the occurrence of a Change of Control, the Company must either (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to, and terminate all commitments of, each lender which has accepted such offer; or (b) obtain the requisite consents under the Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided above.

7.   Offer to Purchase in connection with Asset Sales.

          If, as of the last day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to
Section 4.10 of the Indenture totals at least $10 million, the Company must commence, not later than 30 days after such date, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Pari Passu Indebtedness, from the holders thereof), on a pro rata basis, an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus accrued interest (if any) to the Payment Date.

8.   Mandatory Redemption.

          Except as described in paragraphs 6 and 7 above, the Company is not required to make mandatory redemption of, or sinking fund payments with respect to, the Notes.

9.   Denominations; Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

10.  Persons Deemed Owners.

          The person in whose name a Note is registered (the "Holder") shall be treated as the owner of a Note for all purposes.

11.  Unclaimed Money.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture and make any change that does not materially and adversely affect the rights of any Holder.

14.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness, engage in transactions with Affiliates, suffer to exist or incur Liens, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 120 days after the end of the fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

15.  Successor Persons.

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with Section
5.01 of the Indenture, the successor person shall succeed to and be substituted for the predecessor person.

16.  Subordination.

          The Notes and the Note Guarantees thereof by the Guarantors are subordinated pursuant to the provisions of Article XI and Article XII of the Indenture

17.  Defaults and Remedies.

          Any of the following events constitutes an "Event of Default" under the Indenture:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article XI of the Indenture;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by Article XI of the Indenture;

          (c) (i) (A) The merger or consolidation of the Company or any Subsidiary Guarantor or (B) the transfer of all or substantially all of the assets and property of the Company or any Subsidiary Guarantor in breach of
Section 5.01 or (ii) the failure by the Company to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.12 of the Indenture;

          (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice specifying the default (and demanding that such default be remedied) by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,
(A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance or indemnity provided by a reputable and creditworthy person) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention, or in the case of indemnity, amounts excluded by baskets, caps, thresholds or similar limitations, as not so covered) shall be rendered against the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (h) the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (i) any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding the Trustee shall, declare all the Notes to be due and payable unless there are any amounts outstanding under the Credit Agreement, in which case the same shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the representative or other agent under the Credit Agreement (as defined therein) of notice of such declaration (but only if such Event of Default is then continuing). Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default shall be cured or waived within 60 days after the declaration of acceleration with respect thereto. If a bankruptcy or insolvency default with respect to the Company occurs, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

18.  Guarantee.

          The Company's obligations under the Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors.

19.  Trustee Dealings with the Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates as if it were not the Trustee.

20.  No Recourse Against Others.

          No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company, any Guarantor or of any successor Person shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

21.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

22.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Vanguard Health Systems, Inc; 20 Burton Hills Boulevard, Suite 100, Nashville Tennessee 37215,
Attention: Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

----------------------------------

----------------------------------

Please print or typewrite name and address including zip code of assignee

----------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

              [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES
               OTHER THAN EXCHANGE NOTES, TEMPORARY REGULATION S
                  GLOBAL NOTES AND UNLEGENDED PHYSICAL NOTES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date: ____________________        _____________________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: _______________________



          Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ____________________        ______________________________________________
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.10 or 4.12 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or 4.12 of the Indenture, state the principal amount:
$________________



Date: ________________



Your Signature: ___________________________________
                (Sign exactly as your name appears on the other side
                 of this Note)



Signature Guarantee: __________________________________

          Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE3

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

                                                                   Principal Amount of    Signature of
                                              Amount of increase     this Global Note      authorized
                         Amount of decrease      in Principal         following such      signatory of
                        in Principal Amount     Amount of this         decrease (or      Trustee or Note
   Date of Exchange     of this Global Note       Global Note           increase)           Custodian
---------------------   -------------------   ------------------   -------------------   ---------------







---------
          3 Include only if Note is issued in Global Form.

                                                                      Exhibit B

                              Form of Certificate

                                                                 --------, ----

Bank One Trust Company, N.A.
[________]
Attention: Corporate Trust Department

          Re: Vanguard Health Systems, Inc. (the "Company") 9-3/4% Senior
              Subordinated Notes due 2011 (the "Notes")

Dear Sirs:

          This letter relates to U.S. $ __________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of July 30, 2001 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Holder]

                                          By:
                                             -----------------------------------
                                             Authorized Signature

                                                                      Exhibit C

                           Form of Certificate to Be
                          Delivered in Connection with
            Transfers to Non-QIB Institutional Accredited Investors

                                                               ----------, ----

Bank One Trust Company, N.A.
[________]
Attention: Corporate Trust Department

          Re: Vanguard Health Systems, Inc. (the "Company") 9-3/4% Senior
              Subordinated Notes due 2011 (the "Notes")

Dear Sirs:

          In connection with our proposed purchase of $_______________ aggregate principal amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 30, 2001 (the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or
(E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as either you or the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Holder]

                                        By:
                                           -------------------------------------
                                           Authorized Signature

                                                                      Exhibit D

                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S

Bank One Trust Company, N.A.
[________]
Attention: Corporate Trust Department

          Re: Vanguard Health Systems, Inc. (the "Company") 9-3/4% Senior
              Subordinated Notes due 2011 (the "Notes")

Dear Sirs:

          In connection with our proposed sale of U.S.$____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]

                                       By:
                                          --------------------------------------
                                          Authorized Signature

                                                                      Exhibit E

                         FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ____________, among ___________, a __________ (the "Guaranteeing Subsidiary"),
a subsidiary of Vanguard Health Systems, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and Bank One Trust Company, N.A., as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee the indenture (as amended, the "Indenture"), dated as of July 30, 2001, providing for the issuance of an aggregate principal amount of up to $300,000,000 of 9-3/4% Senior Subordinated Notes due 2011 (the "Notes");

WHEREAS, Section 4.07 of the Indenture provides that the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the "Note Guarantee"); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms; Conflict. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Supplemental Indenture and the Indenture, the terms of the Indenture shall control.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

     (a) To jointly and severally Guarantee to each Holder of Notes under the Indenture and to the Trustee on behalf of the Holders:

          (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms the Notes and the Indenture; and

          (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject to the limitations set forth in Section 10.01 of the Indenture.

     (b) The obligations hereunder are absolute and unconditional, and nothing contained herein, or in the Indenture or in the Notes (i) is intended to or shall impair, as among any Guarantor and the Holders of the Notes, the obligations of the Guaranteeing Subsidiary, upon failure by the Company, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or (ii) is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture.

          Without limiting the foregoing, nothing contained herein, or in the Indenture or in the Notes, will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the Stated Maturity of any Notes pursuant to
          Section 6.02 of the Indenture or to pursue any rights or remedies thereunder.

     (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or debt evidenced thereby and all demands whatsoever.

     (d) This Note Guarantee shall not be discharged as to any Note except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in Sections 8.01, 8.02 and 8.03.

     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

     (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor to the extent provided in the Indenture.

3. Subordination of Guarantee. The Note Guarantee shall be subordinated pursuant to, and in accordance with the terms and provisions of Article XII of the Indenture, which are deemed incorporated by reference herein.

4. Execution and Delivery. The Note Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

5. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms. The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except in accordance with the provisions set forth in the Indenture, including, without limitation, Section 5.01 of the Indenture.

6. Releases. The Note Guarantee of the Guaranteeing Subsidiary will be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 10.3 of the Indenture.

7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                           [GUARANTEEING SUBSIDIARY]


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           VANGUARD HEALTH SYSTEMS, INC.


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           BANK ONE TRUST COMPANY, N.A, as Trustee


                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                                                                      Exhibit F


                       SENIOR SUBORDINATED NOTE GUARANTEE


         For value received, the undersigned (including any successor Person under the Indenture (as hereinafter defined)) has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to the provisions of, the Indenture dated as of July 30, 2001 (the "Indenture") between Vanguard Health Systems, Inc. (the "Company"), the guarantors named therein (the "Guarantors") and Bank One Trust Company, N.A., as trustee (the "Trustee"), (a) the due and punctual payment by the Company of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment by the Company of interest on overdue principal of and premium, if any, and, to the extent permitted by law, interest on, the Notes and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid by the Company in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise.

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture. The obligations of the undersigned pursuant to this Note Guarantee are subordinated to all Senior Indebtedness of the undersigned on the terms set forth in Article XII of the Indenture. Reference is hereby made to the Indenture for the precise terms of this Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

         No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of any Guarantor or any successor Person shall have any liability for any obligations under this Senior Subordinated Note Guarantee by reason of such person's status as incorporator, partner, stockholder, other equityholder, officer, director, employee or controlling person of a Guarantor. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and this Senior Subordinated Guarantee.

         Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no liability with respect to its Guarantee if such Guarantor otherwise is not liable in respect of its Guarantee in accordance with the terms of the Indenture.

         The Note Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

         The terms of the Indenture, including, without limitation, Articles X and XII of the Indenture, are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

          IN WITNESS WHEREOF, the undersigned have caused this Senior Subordinated Note Guarantee to be duly executed as of [________ __, 20__].

                                     VHS ACQUISITION CORPORATION
                                     VHS OF PHOENIX, INC.
                                     VHS OUTPATIENT CLINICS, INC.
                                     VHS OF ARROWHEAD, INC.
                                     PLEASANT PROPERTIES, INC.
                                     VHS OF SOUTH PHOENIX, INC.
                                     VHS IMAGING CENTERS, INC.
                                     VHS OF ANAHEIM, INC.
                                     VHS OF ORANGE COUNTY, INC.
                                     VHS HOLDING COMPANY, INC.
                                     VHS OF HUNTINGTON BEACH, INC.
                                     VHS OF ILLINOIS, INC.
                                     MACNEAL HEALTH PROVIDERS, INC.
                                     MACNEAL MANAGEMENT SERVICES, INC.
                                     MIDWEST CLAIMS PROCESSING, INC.
                                     PROS TEMPORARY STAFFING, INC.
                                     WATERMARK PHYSICIAN SERVICES, INC.
                                     VHS GENESIS LAB, INC.
                                     MACNEAL MEDICAL RECORDS, INC.
                                     VANGUARD HEALTH MANAGEMENT, INC.
                                     TRINITY MEDCARE, INC.
                                     V-II ACQUISITION CO., INC.
                                     VANGUARD HEALTH FINANCIAL COMPANY, INC.
                                     VHS OF RANCOCAS, INC.,


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                     Duly authorized to sign on behalf of
                                       each of the foregoing entities

                                     VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 2, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 3, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 4, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 6, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 8, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
                                     VHS ACQUISITION SUBSIDIARY NUMBER 10, INC.,


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                     Duly authorized to sign on behalf of
                                       each of the foregoing entities


                                     THE ANAHEIM VHS LIMITED PARTNERSHIP

                                     By: VHS of Anaheim, Inc., its General
                                         Partner


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE HUNTINGTON BEACH VHS LIMITED
                                     PARTNERSHIP

                                     By: VHS of Huntington Beach, Inc., its
                                         General Partner


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                     HEALTHCARE COMPLIANCE, L.L.C.

                                     By: Vanguard Health Management, Inc., its
                                         Member


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE VHS ARIZONA IMAGING CENTERS LIMITED
                                     PARTNERSHIP

                                     By: VHS Imaging Centers, Inc., its General
                                         Partner


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title: